UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2016, Verisk Analytics, Inc. (the “Company”) amended and restated its Bylaws (the “Amended and Restated Bylaws”) to allow for the Company’s independent Lead Director to call special meetings of the Board of Directors.

The description of the Amended and Restated Bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events

The Board of Directors of the Company has considered the appropriate leadership structure for the Company and has concluded that it is in the best interests of the Company to combine the roles of the Chairman of the Board and Chief Executive Officer of the Company.

On March 11, 2016, the Board appointed Scott G. Stephenson, the Chief Executive Officer and director of the Company, as the Chairman of the Board, effective as of April 1, 2016, to succeed Frank J. Coyne. In addition, the independent members of the Board elected Mr. Coyne to serve in the newly created position of the Company’s Lead Director, effective as of April 1, 2016. A copy of the related press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The Board recognizes the importance of strong independent leadership on the Board and believes that as the independent Lead Director, Mr. Coyne will continue to provide strong leadership, oversight and other benefits to the Company. In connection therewith, the Board approved the duties and responsibilities of the Lead Director under the Company’s amended and restated Corporate Governance Guidelines. The complete text of the Company’s amended and restated Corporate Governance Guidelines is set forth on the Company’s website at the “Governance Documents” link under the “Investors” link at www.verisk.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Verisk Analytics, Inc. dated March 11, 2016

99.1	Press Release dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 14, 2016	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary